UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-1 01)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only

(as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

CONSORTEUM HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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6 – 14845 Yonge Street, Suite #348

Aurora, Ontario, Canada, L4G 6H8

Preliminary Copy

August __, 2013

Dear Stockholder:

The enclosed Notice and Information Statement is being furnished to the stockholders of Consorteum Holdings, Inc., a Nevada corporation (the “Company”), in connection with an increase in the authorized number of shares of common stock available for issuance. Although the approval of the Company’s stockholders is required to effect an increase in the authorized number of shares of common stock, a resolution authorizing the share increase has been consented to in writing by the holders of more than 51 percent of our outstanding voting stock. Accordingly, it is not necessarily for the Company to call a special meeting of stockholders to consider the increase in the authorized common stock available for issuance, and your approval is not required and is not being sought.

We are proposing an increase in the authorized number of our shares of common stock available for future issuance in order to have shares available for a variety of corporate purposes including the conversion to common stock of outstanding convertible notes. Our Articles of Incorporation authorize us to issue up to 500,000,000 shares of common stock, par value $.001 per share, and 100,000,000 shares of preferred stock, par value $.001 per share, including 5,000,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock, and we are proposing to increase the authorized common stock to 750,000,000 shares. We currently have 412,400,864 shares of common stock outstanding and 13,352,184 shares reserved for issuance pursuant to outstanding options and warrants and 5,000,000 shares of Series A Preferred Stock and 4,000,000 shares of Series B Preferred Stock outstanding. We do not propose to increase our authorized preferred stock which will remain unchanged.

The Notice and Information Statement enclosed herewith provides further information about the Company and the increase in the authorized number of shares of common stock available for issuance.

Please carefully read the enclosed document in its entirety. You may also obtain other information about the Company from publicly available documents that have been filed with the Securities and Exchange Commission.

Sincerely,

Craig Fielding

Chief Executive Officer

6 – 14845 Yonge Street, Suite #348

Aurora, Ontario, Canada, L4G 6H8

NOTICE OF ACTION TO BE TAKEN BY

WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

AND INFORMATION STATEMENT

This Notice of Action to be Taken by Stockholders in Lieu of a Special Meeting and Information Statement (this “Information Statement”) is being mailed to stockholders of Consorteum Holdings, Inc., a Nevada corporation (the “Company:’ “we,” “us” or “our”), in connection with the approval by the holders of a majority of the Company’s outstanding voting stock of a resolution approving the increase in our authorized common stock from 500,000,000 to 750,000,000 shares. We do not propose to increase our authorized preferred stock which will remain unchanged. Stockholders holding an aggregate of more than 51 percent of our outstanding voting stock have already consented in writing to the resolution authorizing the Company to effect an increase in our authorized common stock from 500,000,000 to 750,000,000 shares. Accordingly, pursuant to our Articles of Incorporation, bylaws and Section 78.320 of the Nevada Revised Statutes, the Company will not call a special meeting of stockholders to consider the increase in the authorized common stock available for issuance, and your vote is not being solicited.

The written consents that we have received from holders of more than 51 percent of our outstanding voting stock authorize us to amend our Articles of Incorporation to increase the authorized common stock to 750,000,000 shares at any time after 20 days from the date of this Information Statement.

This Information Statement is furnished to you solely for the purpose of informing stockholders of this corporate action before it takes effect in the manner required under the Securities Exchange Act of 1934, as amended. This Information Statement will also serve as written notice to stockholders of such corporate action pursuant to the Nevada Revised Statutes.

This Information Statement was first sent or provided to holders (other than the stockholders who have already provided their written consent as set forth above) of our outstanding common stock and preferred stock on or about August __, 2013.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for out-of-picket expenses incurred in forwarding such material.

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Operating Officer at (770)577-5971, and requests in writing should be sent to Consorteum Holdings, Inc., Attention: Chief Operating Officer, 923 Incline Way, Suite 36, Incline Village, NV 89451. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

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SHARE INCREASE

INTRODUCTION

Our Board of Directors unanimously approved an amendment to our Articles of Incorporation approving the increase in our authorized common stock to 750,000,000 shares and submitted such matter for stockholder approval. The number of shares of preferred stock that the Company is authorized to issue will remain unchanged at 100,000,000 shares. The written consents that we have received from holders of more than 51 percent of our outstanding voting stock authorize us to increase our authorized common stock from 500,000,000 to 750,000,000 shares at any time after 20 days from the date of this Information Statement.

BACKGROUND AND PURPOSE OF THE INCREASE IN AUTHORIZED COMMON SHARES

As of July 22, 2013, we had 412,400,864 shares of common stock outstanding and 13,352,184 shares of common stock reserved for issuance pursuant to outstanding options and warrants and 9,000,000 shares of preferred stock outstanding. Our Articles of Incorporation authorize us to issue up to 600,000,000 shares of capital stock, including 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, including 5,000,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock. In order to increase our authorized shares of common stock, our Board of Directors has unanimously adopted a resolution seeking stockholder approval authorizing the Board of Directors to amend our Articles of Incorporation to effect an increase in the authorized number of shares of common stock.

Between July 11, 2008 and July 22, 2013, we issued convertible notes aggregating approximately $3,393,044 (the “Convertible Notes”) to investors in our Company (the “Convertible Noteholders”). One tranche of Convertible Notes aggregating approximately $1,078,730 (principal of $765,105, accrued interest of $285,194 and interest expense of $28,431 as of March 31, 2013) bears interest at interest rates ranging between 5% and 18% per annum and mature between October 2010 and December 2013. Interest is payable at maturity. Such Convertible Notes are convertible at any time, at the option of the holder, into an aggregate of approximately 1,329,355 shares of our common stock at conversion prices ranging from $0.008 to $0.05 per share, or at a 35% discount to market. Approximately $734,720 of these Convertible Notes were in default at June 30, 2013. The second tranche of Convertible Notes aggregating approximately $3,058,756 (principal of $2,627,939, accrued interest of $311,750 and interest expense of $119,067 as of March 31, 2013) bears interest at 5% per annum and matures between October 2012 and May 2013. Interest is payable monthly. Such Convertible Notes are convertible at any time, at the option of the holder, into an aggregate of approximately 63,454,861 shares of our common stock at conversion prices ranging from $0.02 to $0.05 per share. Approximately $369,454 of these Convertible Notes were in default at June 30, 2013.

Further, on June 6, 2011, the Company entered into an asset purchase agreement, as amended, with Media Exchange Group, Inc. (“MEXI”) pursuant to which the Company agreed to buy, transfer and assign to the Company, and MEXI agreed to sell all of the rights, title and interests to, and agreements relating to, its digital trading card business and platform, as well as all other intangible assets of the business in exchange for the Company assuming an aggregate of approximately $2.1 million of indebtedness of MEXI in accordance with the terms of that certain assignment and assumption agreement executed on June 6, 2011.  On July 14, 2011, the Company completed its due diligence and finalized the asset purchase agreement with MEXI. In connection with the acquisition, the Company assumed convertible notes of MEXI amounting to in excess of $1,639,916 (principal, accrued interest of $324,264 and interest expense of $28,512 as of March 31, 2013) (the “MEXI Notes”). The MEXI Notes bear interest at rates between 5% and 8% per annum and were convertible at conversion prices ranging from $0.01 to $0.05 per share upon the closing of the asset purchase agreement in July 2011. There are no provisions for the cash payment of the MEXI Notes. The MEXI Notes are convertible into an aggregate of approximately 115,185,816 shares of our common stock.

After the issuance of all the Convertible Notes and the assumption of the MEXI Notes, the Company had 412,400,864 shares of common stock issued and outstanding and 13,352,184 shares of common stock reserved for issuance pursuant to outstanding options and warrants and only 500,000,000 shares of common stock authorized for issuance. Accordingly, the Company did not have sufficient authorized but unissued common shares available to issue an aggregate of approximately 179,970,032 shares of common shares to the Convertible Noteholders and the holders of the MEXI Notes. Therefore, our Board of Directors believes that it is necessarily for the Company to implement the share increase in order that the Company has additional authorized shares of common stock available to fulfill its obligations under the Convertible Notes and the MEXI Notes.

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Holders of more than 51 percent of our outstanding voting stock have consented in writing to the share increase. The resolution consented to by these stockholders authorizes us to effect the share increase at any time after 20 days from the date of this Information Statement. Shortly thereafter, we will issue an aggregate of approximately 179,970,032 shares of our common stock to the Convertible Noteholders and the holders of the MEXI Notes.

Following the effective time of the increase in the authorized shares of common stock and after the issuance of the approximately 179,970,032 shares to the Convertible Noteholders and the holders of the MEXI Notes, the Convertible Noteholders and holders of the MEXI Notes will own approximately 19% of our outstanding common stock.

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION TO MATTERS ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the share increase, except that one of our directors and executive officers holds a MEXI Note convertible into approximately 13,834,260 shares of our common stock.

PURPOSE AND EFFECT OF INCREASING THE AUTHORIZED SHARES OF COMMON STOCK

We intend to raise additional capital through private placements of our equity securities. Nevertheless, the terms of any such financing transactions are still undetermined and there can be no assurance that we will conclude any such financing.

To date, we have not engaged in any definitive negotiations with potential investors regarding any private placement of our equity securities. However, the Company is currently actively speaking and holding preliminary negotiations with various capital, equity and debt financing firms for the purposes of establishing sufficient working capital to accomplish its strategic objectives. The proceeds from any such financing will be used primarily to provide us with working capital. If we are able to successfully negotiate a private placement of equity or equity-related securities, the private placement would likely involve the issuance, or potential issuance in the case of convertible securities, of at least 5 million shares of our common stock. Accordingly, any such private placement will generally have the effect of diluting the interests of existing stockholders.

The Certificate of Amendment to our Articles of Incorporation retains the authorization of the existing 100,000,000 shares of preferred stock, par value $0.001 per share, and increases the number of authorized shares of common stock to 750,000,000. The Board of Directors had and will continue to be given the authority to determine the terms of any preferred stock, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and other rights and preferences. No further authorization by holders of the common stock needs to be obtained for the issuance of any preferred stock.

The Board of Directors believes that the increased authorized common stock, and retaining the existing preferred stock, is desirable to allow for greater flexibility in the issuance of stock, including, without limitation, in connection with acquisitions, raising capital, stock dividends or splits, and providing equity incentives to employees, officers and directors in most cases without the expense or delay of seeking further approval from the Company’s stockholders. The Board of Directors believes that having additional authorized capital stock will allow our Company to pursue sources of financing which will be in our best interests and in the best interests of our stockholders.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged. The creation of additional shares of authorized common stock will not alter the current number of issued shares of common stock. Each stockholder will hold the same percentage of common stock outstanding immediately after the share increase as such stockholder did immediately prior to the share increase (subject to dilution thereafter for the issuance of an aggregate of approximately 179,970,032 shares of common stock to the Convertible Noteholders and the holders of the MEXI Notes).

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The authorization to issue more shares than currently authorized will not materially affect any substantive rights, powers or privileges of the holders of our common stock. Common stockholders are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights or pre-emptive rights to acquire or subscribe for or purchase any additional shares of any class of capital stock. Authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or stock exchange policies and regulation.

To the extent that additional authorized shares of common stock are issued in the future, such issuance may have a dilutive effect on the earnings per share, relative ownership percentage, and voting power of existing stockholders, and may adversely affect the market price for the common stock.

We do not have any current plans to issue shares of our preferred stock. Although no offering of preferred stock is contemplated in the proximate future, the Board of Directors believes that it is desirable to have shares of preferred stock available for issuance. Shares of preferred stock could be used as a means to obtain additional financing for our Company. The terms of the preferred stock could be negotiated on a transaction-by-transaction basis.

Holders of more than 51 percent of our outstanding voting stock have consented in writing to the increase in the authorized number of shares of common stock that we can issue. The resolution consented to by these stockholders authorizes us to effect the share increase at any time after 20 days from the date of this Information Statement.

PROCEDURE TO EFFECT THE SHARE INCREASE

In order to effect the share increase, we will file a Certificate of Amendment to our Articles of Incorporation (“Amendment”) with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The share increase will become effective at the time specified in the Amendment, which is referred to below as the “effective time.” The text of the Amendment to effect the share increase will be in substantially the form attached hereto as EXHIBIT A. The Amendment has received the unanimous approval of our Board of Directors and has also been approved by a majority of our voting stockholders. The text of the form of Amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessarily and advisable to effect the share increase, including the insertion of the effective time determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the share increase has been effected through the issuance of a press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission.

POTENTIAL ANTI-TAKEOVER EFFECT

The increase in the number of authorized shares of capital stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of us. While it is possible that management could use the additional unissued authorized shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Board of Directors has no present intention or plan to employ the additional unissued authorized shares as an anti-takeover device. The Board of Directors does not view the increase of the authorized capital stock as part of an “anti-takeover” strategy. The Board of Directors is not advancing the increase of authorized capital stock as a result of any known effort by any party to obtain control of the Company.

Our Articles of Incorporation and bylaws do not contain any provisions having an anti-takeover effect, except that our Articles of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock. We currently have Series A and Series B preferred stock authorized, and 5,000,000 shares of Series A preferred and 4,000,000 shares of Series B preferred are issued and outstanding. Each share of Series A Preferred Stock entitles its holder to 200 votes on each matter submitted to the stockholders. See “Outstanding Shares and Voting Rights.” Our Board of Directors retains the power to authorize and issue preferred shares in series and to establish their terms. Our preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock. Preferred stock could also render more difficult, or discourage, a merger, tender offer or proxy contest relative to us, and make the removal of incumbent management more difficult. None of these provisions will be affected by the share increase. Our Board of Directors has no present intention to issue preferred stock for such purposes. Further, there are no arrangements, known to us, the operation of which may at a subsequent date result in a change of control of the Company.

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NO PRE-EMPTIVE RIGHTS

Holders of common and preferred stock of the Company do not have any pre-emptive or similar rights to acquire or subscribe for or purchase any additional shares of any class of capital stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders.

NO DISSENTERS’ RIGHTS

Our stockholders are not entitled to dissenters’ or appraisal rights with respect to the increase in our authorized common stock under the Nevada Revised Statutes or our Articles of Incorporation, and we will not independently provide stockholders with any such right.

OUTSTANDING SHARES AND VOTING RIGHTS

As of July 22, 2013, the Company’s authorized capitalization consisted of 500,000,000 shares of common stock, of which 412,400,864 shares were issued and outstanding and 13,352,184 shares were reserved for issuance pursuant to outstanding options and warrants, and 100,000,000 shares of preferred stock, including 5,000,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock, of which 5,000,000 shares of Series A Preferred Stock and 4,000,000 shares of Series B Preferred Stock were issued and outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders while each share of Series A Preferred Stock entitles its holder to 200 votes on each matter submitted to the stockholders and each share of Series B Preferred Stock entitles its holder to one vote on each matter submitted to the stockholders. Shares of common stock, Series A Preferred Stock and Series B Preferred Stock vote as one class. Since stockholders holding Series A Preferred Stock representing at least a majority of the votes of all outstanding shares of capital stock as of July 22, 2013 have voted in favor of the share increase by majority written consent dated July 22, 2013, and have sufficient voting power to approve such proposal through their ownership of capital stock, no stockholder consents will be solicited in connection with this Information Statement.

STOCKHOLDER APPROVAL

The approval by the holders of a majority of the Company’s outstanding voting stock of resolutions approving the increase in our authorized common stock from 500,000,000 to 750,000,000 shares is required. Stockholders holding an aggregate of more than 51 percent of our outstanding voting stock have already consented in writing to resolutions authorizing the Company to increase in our authorized common stock from 500,000,000 to 750,000,000 shares. Accordingly, pursuant to our Articles of Incorporation, bylaws and the Nevada Revised Statutes, the Company will not call a special meeting of stockholders to consider the increase in the authorized common stock to 750,000,000 shares, and your vote is not being solicited. The resolutions consented to by our majority stockholders authorize us to effect the share increase at any time after 20 days from the date of this Information Statement. The Company anticipates that the actions contemplated herein with respect to the share increase will be effected on or about the close of business on August __, 2013.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the our common stock as of July 22, 2013, by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 22, 2013, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Amount	Percentage of Class Ownership (2)

Craig A. Fielding	88,759,999 common shares (4)	21.5	%(1)(2)
464 Worthington Avenue,
Richmond Hill, Ontario,
Canada, L4E 4R6

Patrick Shuster	20,000,000 common shares	4.8	%(1)(2)
6424 Big A Road
Douglasville, GA 30135

James D. Beatty	23,000,000 common shares (5)	5.6	%(2)
46 Teddington Park Avenue,
Toronto, Ontario,
Canada, M4N 2C6

Tim Brown	42,826,150 common shares (6)	10.4	%(6)
Gippsland Mail Center
Victoria Australia

T. Brown Family Investment Trust	34,426,150 common shares(3)(7)	8.3	%(3)(7)
Gippland Mail Center
Victoria Australia

Paul Martin	21,144,700 common shares	5.1	%(2)
Unit 1, 425 Burlington Avenue
Burlington, Ontario
Canada, L7S 1R3

OFFICERS AND DIRECTORS (2 persons)	108,759,999 common shares	26.4	%(1)(2)

(1)	The amount includes shares owned of record and beneficially by each of the directors and officers as at July 22, 2013; thus it includes shares issued and to be issued for accrued compensation, return of previously surrendered shares to our treasury for other use, the reissuance of shares for an equivalent number of shares foreclosed upon in satisfaction of an obligation of us and the forgiveness of our indebtedness owed to directors or officers.

(2)	For purposes of this calculation, all beneficial ownership issuances have been included as issued and outstanding.

(3)	Represents beneficial ownership and not ownership of record.

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(4)	Mr. Fielding owns of record 10,000 shares of our common stock and is the beneficial owner of 88,749,999 shares of our common stock.

(5)	Mr. Beatty owns of record 3,000,000 shares of our common stock and is the beneficial owner of 20,000,000 shares of our common stock.

(6)	Mr. Brown owns directly 8,400,000 shares of our common stock and may be deemed to be the beneficial owner of 34,426,150 shares of our common stock that would be owned by the T. Brown Family Investment Trust (the "Trust") upon its conversion of $688,523.44 of our convertible promissory notes into shares of our common stock at a conversion price of $0.02 per share, by virtue of his position as trustee of the Trust. The Trust does not own any shares of our common stock at this time. See note 7 below.

(7)	The T. Brown Family Investment Trust (the "Trust") does not own any shares of our common stock at this time. The calculations in the table assume that the Trust has converted a total of $688,523.44 of our convertible promissory notes into shares of our common stock at a conversion price of $0.02 per share. Under the promissory notes, the conversion of all or any portion of the outstanding promissory notes can be made by the Trust at any time; therefore they are included in the table on as-converted basis. These calculations are based upon the face amount of the outstanding promissory notes and do not include accrued and unpaid interest.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our Annual Report on Form l0-K for the year ended June 30, 2012, Quarterly Reports on Form 10-Q for the periods ended September 30, 2012, December 31, 2012 and March 31, 2013 and Current Reports on Form 8-K filed on February 8, 2013, February 25, 2013 and March 4, 2013 with the SEC for financial and other information about us.

You may read and copy any reports statements or other information we file at the SEC’s public reference rooms at 100 F Street, N.E. in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the internet website maintained by the SEC at: http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED AUGUST ___, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

Craig Fielding

Chief Executive Officer

August __, 2013

Exhibit A: Certificate of Amendment to Articles of Incorporation

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EXHIBIT A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: CONSORTEUM HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended as follows:

ARTICLE 3. The corporation shall have authority to issue Eight Hundred Fifty Million (850,000,000) shares of capital stock. The Eight Hundred Fifty Million (850,000,000) shares of capital stock which the corporation shall have authority to issue shall be divided as follows: One Hundred Million (100,000,000) Preferred Shares, having a par value of one tenth of one cent ($0.001) per share, and Seven Hundred Fifty Million (750,000,000) Common Shares, having a par value of one tenth of one cent ($0.001) per share.

Except as hereinabove amended, the remainder of Article 3 shall remain the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 84.1%.

4. Effective date and time of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.